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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SL Green Realty Corp. for the registration of common stock, preferred stock, depositary shares representing preferred stock and warrants and to the incorporation by reference therein of our reports dated March 7, 2006, with respect to the consolidated financial statements and schedule of Reckson Associates Realty Corp., Reckson Associates Realty Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Reckson Associates Realty Corp. for the year ended December 31, 2005, included in Form 8-K of SL Green Realty Corp., filed with the Securities and Exchange Commission on November 28, 2006.

/s/ Ernst & Young LLP

New York, New York
November 22, 2006

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Consent of Independent Registered Public Accounting Firm